Exhibit 99.1

MacroGenics Provides Update on Corporate Progress and Third Quarter 2019 Financial Results

Conference call scheduled for today at 4:30 p.m. ET

ROCKVILLE, MD., November 6, 2019 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (NASDAQ: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, today provided an update on its corporate progress and reported financial results for the quarter ended September 30, 2019.

“MacroGenics’ most advanced programs are positioned to initiate or complete registration-directed studies over the next year,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “We look forward to presenting detailed data from the second interim OS analysis of SOPHIA, the Phase 3 study comparing margetuximab to trastuzumab in patients with metastatic HER2-positive breast cancer at the San Antonio Breast Cancer Symposium in December. We believe that our molecule, if approved, will address an important unmet need for patients. We continue our activities in preparation for a BLA submission before the end of the year.”

Advances in Key Portfolio Programs

Margetuximab: is an investigational, Fc-optimized monoclonal antibody (mAb) that targets human epidermal growth factor receptor 2 (HER2) being developed for metastatic breast and gastric cancer.

Breast Cancer: MacroGenics reported topline results from the second interim analysis of overall survival (OS) from SOPHIA, the Phase 3 clinical trial of margetuximab plus chemotherapy compared to trastuzumab plus chemotherapy in patients with HER2-positive metastatic breast cancer. Detailed results are scheduled for an oral presentation at the San Antonio Breast Cancer Symposium (SABCS) on December 11, 2019. MacroGenics expects to submit a Biologics License Application (BLA) to the U.S. FDA before the end of 2019.

Gastric Cancer: MacroGenics recently initiated MAHOGANY, a Phase 2/3 registration-directed clinical trial of margetuximab in combination with either MGA012 (anti-PD-1 mAb) or MGD013 (bispecific PD-1 x LAG-3 DART® molecule) in first-line patients with HER2-positive gastroesophageal adenocarcinoma (GEA). The MAHOGANY study is based on results from an ongoing Phase 2 study of margetuximab plus pembrolizumab, an anti-PD-1 mAb, for patients with advanced HER2-positive GEA who have previously been treated with chemotherapy and trastuzumab. These data were presented at the European Society for Medical Oncology (ESMO) Annual Congress in September 2019.

Flotetuzumab: is an investigational, bispecific CD123 x CD3 DART molecule being evaluated in acute myeloid leukemia (AML). A Phase 1 monotherapy study enrolled 50 patients with relapsed or refractory AML at the recommended Phase 2 dose. Data from a subset of 30 patients with refractory AML are scheduled for an oral presentation at the American Society of Hematology (ASH) Annual Meeting on December 9, 2019. MacroGenics continues to develop flotetuzumab in this refractory patient population. The Company also recently initiated a clinical study with flotetuzumab in combination with MGA012 in relapsed or refractory AML.

Exhibit 99.1
MGA012 (INCMGA0012): is an investigational, anti-PD-1 mAb exclusively licensed to Incyte Corporation on a worldwide basis. Incyte is pursuing development of MGA012 monotherapy in three ongoing, potentially registration-directed trials with initial data expected in 2020. In addition, Incyte and MacroGenics are each conducting studies of MGA012 in combination with other product candidates.

MGD013: is an investigational, first-in-class bispecific PD-1 x LAG-3 DART molecule being evaluated in Phase 1 studies. MacroGenics has enrolled approximately 150 patients as part of a Phase 1 dose expansion study in nine tumor types. The Company expects to submit data from the study for presentation at a scientific conference in the first half of 2020.

Enoblituzumab: is an investigational, Fc-optimized mAb that targets B7-H3, an antigen broadly expressed across many solid tumors. MacroGenics plans to initiate a Phase 2/3 study of enoblituzumab in combination with MGA012 in patients with squamous cell carcinoma of the head and neck (SCCHN) before the end of 2019.

Third Quarter 2019 Financial Results
•Cash Position: Cash, cash equivalents and marketable securities as of September 30, 2019, were $254.4 million, compared to $232.9 million as of December 31, 2018.
•Revenue: Total revenue, consisting primarily of revenue from collaborative agreements, was $18.7 million for the quarter ended September 30, 2019, compared to $20.8 million for the quarter ended September 30, 2018.
•R&D Expenses: Research and development expenses were $44.9 million for the quarter ended September 30, 2019, compared to $46.2 million for the quarter ended September 30, 2018.
•G&A Expenses: General and administrative expenses were $11.8 million for the quarter ended September 30, 2019, compared to $9.6 million for the quarter ended September 30, 2018.
•Net Loss: Net loss was $44.6 million for the quarter ended September 30, 2019, which included $7.6 million in net unrealized losses recognized on equity securities held, compared to net loss of $34.0 million for the quarter ended September 30, 2018.
•Shares Outstanding: Shares outstanding as of September 30, 2019 were 48,914,284.

Conference Call Information
MacroGenics will host a conference call today at 4:30 p.m. ET to discuss financial results for the quarter ended September 30, 2019 and provide a corporate update. To participate in the conference call, please dial (877) 303-6253 (domestic) or (973) 409-9610 (international) five minutes prior to the start of the call and provide the Conference ID: 9298813.

The listen-only webcast of the conference call can be accessed under "Events & Presentations" in the Investor Relations section of the Company's website at http://ir.macrogenics.com/events.cfm. A replay of the webcast will be available shortly after the conclusion of the call and archived on the Company's website for 30 days following the call.

Exhibit 99.1
MACROGENICS, INC.
SELECTED CONSOLIDATED BALANCE SHEET DATA
(Amounts in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
Cash, cash equivalents and marketable securities	$254,416	$232,863
Total assets	351,451	332,130
Deferred revenue	33,608	40,722
Total stockholders' equity	255,198	242,877

MACROGENICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Revenue from collaborative and other agreements	$17,984	$20,617	$37,468	$43,670
Revenue from government agreements	757	181	1,528	657
Total revenues	18,741	20,798	38,996	44,327
Costs and expenses:
Research and development	44,852	46,218	143,352	143,902
General and administrative	11,833	9,584	34,174	29,953
Total costs and expenses	56,685	55,802	177,526	173,855
Loss from operations	(37,944)	(35,004)	(138,530)	(129,528)
Other income (expense)	(6,687)	975	17,115	2,719
Net loss	(44,631)	(34,029)	(121,415)	(126,809)
Other comprehensive income:
Unrealized gain (loss) on investments	(11)	(18)	26	61
Comprehensive loss	$(44,642)	$(34,047)	$(121,389)	$(126,748)

Basic and diluted net loss per common share	$(0.91)	$(0.81)	$(2.54)	$(3.13)
Basic and diluted weighted average common shares outstanding	48,902,766	42,239,327	47,796,957	40,462,658

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at

Exhibit 99.1
www.macrogenics.com. MacroGenics, the MacroGenics logo, and DART are trademarks or registered trademarks of MacroGenics, Inc.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, clinical development of the Company's therapeutic candidates, milestone or opt-in payments from the Company's collaborators, the Company's anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend", "estimate", "project", "may", "will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company's product candidates and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contacts:

Jim Karrels, Senior Vice President, CFO
Anna Krassowska, Ph.D., Vice President, Investor Relations & Corporate Communications
1-301-251-5172, info@macrogenics.com